AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                         ON MARCH 22, 1995
                                  REGISTRATION NO. ________________
___________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
              _______________________________________
                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933
              _______________________________________
               THE NEWHALL LAND AND FARMING COMPANY
                (A CALIFORNIA LIMITED PARTNERSHIP)
      (Exact name of Registrant as specified in its charter)
              _______________________________________

          CALIFORNIA                                95-3931727
  (State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)            Identification Number)

                     23823 VALENCIA BOULEVARD
                    VALENCIA, CALIFORNIA 91355
        (Address of principal executive offices) (zip code)
             ________________________________________

               THE NEWHALL LAND AND FARMING COMPANY
                      1995 OPTION/AWARD PLAN
                     (Full title of the plan)
             _________________________________________

                           Thomas L. Lee
               Chairman and Chief Executive Officer
                  NEWHALL MANAGEMENT CORPORATION
       23823 Valencia Boulevard, Valencia, California 91355
              (Name and address of agent for service)
                          (805) 255-4000
   (Telephone number, including area code, of agent for service)






                            Copies to:

                       Barry W. Homer, Esq.
                      George D. Tuttle, Esq.
                    Brobeck, Phleger & Harrison
               One Market Plaza, Spear Street Tower
                  San Francisco, California 94105
              _______________________________________
This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.


                                                   CALCULATION OF REGISTRATION FEE

                                                       Proposed            Proposed
      Title of                                         Maximum             Maximum
     Securities                   Amount               Offering            Aggregate        Amount of
        to be                     to be                Price               Offering         Registration
     Registered <F1>              Registered <F2>      per Unit <F3>       Price <F3>       Fee

Depositary Units:

The Newhall Land and Farming      600,000              $14.75             $8,850,000.00    $3,052.00
Company 1995 Option/Award Plan


<F1>     In addition, pursuant to Rule 416(c) under the Securities
Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

<F2>     This Registration Statement also covers any additional
Depositary Units that are acquired under The Newhall Land and Farming Company 1995 Option/Award Plan by reason of any Depositary Unit dividend, Depositary Unit split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Depositary Units.

<F3>     Calculated solely for purposes of this offering under Rule
457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per Depositary Unit of The Newhall Land and Farming Company on March 20, 1995 as reported by the New York Stock Exchange.



                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The Newhall Land and Farming Company (a California Limited Partnership)(the "Registrant") files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 (the "Registration Statement") to register 600,000 depositary units of the Registrant (the "Depositary Units") to be acquired from the Registrant or on the open market pursuant to The Newhall Land and Farming Company 1995 Option/Award Plan (the "Plan").

Item 3.  Incorporation of Certain Documents by Reference

         The Registrant and the Plan hereby incorporate by reference into this Registration Statement the following documents previously filed with the Commission by the Registrant:

    (a)  The Registrant's Quarterly Report on Form 10-Q, File No.
01-08885, filed with the Commission for the quarter ended September
30, 1994;

    (b)  The Registrant's Quarterly Report on Form 10-Q, File No.
01-08885, filed with the Commission for the quarter ended June 30, 1994;

    (c)  The Registrant's Quarterly Report on Form 10-Q, File No.
01-08885, filed with the Commission for the quarter ended March 31, 1994;

    (d) The Registrant's Annual Report on Form 10-K, File No. 01-08885, filed with the Commission for the year ended December 31, 1993;

    (e) The Registrant's Registration Statement on Form 8-A, File No. 01-08885, filed with the Commission on November 18, 1986, which describes the terms, rights and provisions applicable to the Depositary Units.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.   Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Limited Partnership Agreement of the Registrant provides for indemnification by the Registrant of its general partners and their present or former partners, shareholders, directors and officers (collectively, the "Indemnitees") in certain circumstances. The limited partnership agreement of Newhall Management Limited Partnership, a California Limited Partnership ("NMLP") and the managing general partner of the Registrant, and the Articles of Incorporation and Bylaws of Newhall Management Corporation, a California Corporation ("NMC") and the managing general partner of NMLP, provide for similar indemnification of such Indemnitees. In addition, the Registrant has entered into indemnification agreements ("Indemnification Agreements") with the directors and certain officers of NMC, which describe with more specificity the indemnification obligations of the Registrant.

                                1.

         The Registrant has purchased liability insurance to supplement the protection afforded to Indemnitees by their indemnity rights under the terms of such charter documents and the Indemnification Agreements, and to cover the Registrant's indemnity obligations. However, liability insurance is not necessarily available to cover the unlimited liability of the Indemnitees in certain circumstances. In addition, NMC's Articles of Incorporation provide that the liability of directors of NMC for monetary damages shall be eliminated to the fullest extent permissible under California law.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number  Exhibit

   5        Opinion of Brobeck, Phleger & Harrison.
  23.1      Consent of Independent Auditors - KPMG Peat Marwick
            LLP.
  23.2      Consent of Brobeck, Phleger & Harrison is contained in
            Exhibit 5.
  24        Power of Attorney.  Reference is made to page II-4 of
            this Registration Statement.
  99.1      The Newhall Land and Farming Company 1995 Option/Award
            Plan.
  99.2      Form of Notice of Grant and Option Agreement.
  99.3      Form of Notice of Grant and Option Agreement for
            Independent Directors.
  99.4      Form of Notice of Grant and Restricted Units Agreement.
  99.5      Form of Notice of Grant and Unit Rights Agreement.
  99.6      Form of Notice of Grant and Appreciation Rights
            Agreement.
  99.7      Form of Independent Director Fee Election.

Item 9.  Undertakings.

            A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement; and
(2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement

                               II-2.

relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                               II-3.

                            SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Universal City, State of California, on this 15th day of March, 1995.

                              The Newhall Land and Farming Company
                              (a California Limited Partnership)
                                        Registrant

                              By   Newhall Management Limited
                                   Partnership,
                                   Managing General Partner

                              By   Newhall Management Corporation,
                                   Managing General Partner


                               By    THOMAS L. LEE
                                     Thomas L. Lee
                                     Chairman and Chief Executive
                                     Officer


                         POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned officers and directors of The Newhall Land and Farming Company, a California Limited Partnership, do hereby constitute and appoint Thomas L. Lee, Chairman and Chief Executive Officer, the lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.


                               II-4.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.









Signatures                    Title                    Date


THOMAS L. LEE            Chairman and Chief       March 15, 1995
Thomas L. Lee            Executive Officer of
                         Newhall Management
                         Corporation (Principal
                         Executive Officer) and
                         Director


STUART R. MORK           Vice President and       March 15, 1995
Stuart R. Mork           Chief Financial Officer
                         of Newhall Management
                         Corporation (Principal
                         Financial Officer)


DONALD L. KIMBALL        Vice President -         March 15, 1995
Donald L. Kimball        Controller of
                         Newhall Management
                         Corporation
                         (Principal
                         Accounting Officer)


JAMES F. DICKASON        Director                 March 15, 1995
James F. Dickason



GEORGE C. DILLON         Director                 March 15, 1995
George C. Dillon



THOMAS V. MCKERNAN, JR.  Director                 March 15, 1995
Thomas V. McKernan, Jr.

PAUL A. MILLER           Director                 March 15, 1995
Paul A. Miller



HENRY K. NEWHALL         Director                 March 15, 1995
Henry K. Newhall





                               II-5.

Signatures               Title                    Date



JANE NEWHALL             Director                 March 15, 1995
Jane Newhall



PETER T. POPE            Director                 March 15, 1995
Peter T. Pope



CARL E. REICHARDT        Director                 March 15, 1995
Carl E. Reichardt



THOMAS C. SUTTON         Director                 March 15, 1995
Thomas C. Sutton



LAWRENCE R. TOLLENAERE   Director                 March 15, 1995
Lawrence R. Tollenaere



EDWIN NEWHALL WOODS      Director                 March 15, 1995
Edwin Newhall Woods



EZRA K. ZILKHA           Director                 March 15, 1995
Ezra K. Zilkha




                               II-6.

                SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.



                             EXHIBITS

                                TO

                             FORM S-8

                               UNDER

                      SECURITIES ACT OF 1933


               THE NEWHALL LAND AND FARMING COMPANY

                           EXHIBIT INDEX


    Exhibit
    Number  Exhibit

     5      Opinion of Brobeck, Phleger & Harrison.
    23.1    Consent of Independent Auditors - KPMG Peat Marwick
            LLP.
    23.2    Consent of Brobeck, Phleger & Harrison is contained in
            Exhibit 5.
    24      Power of Attorney.  Reference is made to page II-4 of
            this Registration Statement.
    99.1    The Newhall Land and Farming Company 1995 Option/Award
            Plan.
    99.2    Form of Notice of Grant and Option Agreement.
    99.3    Form of Notice of Grant and Option Agreement for
            Independent Directors.
    99.4    Form of Notice of Grant and Restricted Units Agreement.
    99.5    Form of Notice of Grant and Unit Rights Agreement.
    99.6    Form of Notice of Grant and Appreciation Rights
            Agreement.
    99.7    Form of Independent Director Fee Election.